Press Release

Contact: Edward G. Sloane, Jr.
Chief Financial Officer
First Business Financial Services, Inc.
608-232-5970
esloane@firstbusiness.bank

First Business Announces New $5 million Repurchase Program

MADISON, WI – January 28, 2021 – First Business Financial Services, Inc. (the “Company”) (Nasdaq: FBIZ) today announced that the Board of Directors has approved a share repurchase program and has authorized management to enter into a Rule 10b5-1 trading plan in connection with the repurchase program at the appropriate time. The program authorizes the repurchase by the Company of up to $5 million of its outstanding shares of common stock over a period of approximately twelve months, ending on January 31, 2022.

The Company suspended its prior share repurchase program in March 2020 due to the uncertainty surrounding the COVID-19 pandemic. Under the previous plan, which was initiated in September 2019 and expired September 30, 2020, the Company had repurchased $3.5 million of the $5 million authorized in the Company’s common stock.

“The board and management believe First Business shares are undervalued, given the company’s record of performance and the opportunities we see for our commercial banking, specialty finance, private wealth and consulting businesses,” President and Chief Executive Officer Corey Chambas said. “Through this share repurchase program we have the ability to opportunistically purchase First Business shares in the open market, while continuing to meet the needs of our clients. Our team is laser-focused on building lasting relationships with businesses, business executives, and high net worth individuals, and we intend to remain an important source of strength and stability for growing numbers of clients during this pivotal year of economic recovery across our Wisconsin, Kansas City and other attractive Midwestern markets.”

Under the new share repurchase program, certain officers of the Company are authorized to direct the repurchase of Company shares in such quantities, at such prices and on such other terms as they determine in their discretion to be in the best interests of the Company and its shareholders, up to a maximum aggregate purchase price of $5 million, in accordance with applicable banking and securities regulations. The Company anticipates that it will, at the appropriate time, enter into a Rule 10b5-1 trading plan, which will allow the Company to effectuate repurchases under the program during periods in which the Company and its directors and officers are or may be deemed to be in possession of material nonpublic information, by requiring that an agent selected by the Company repurchase shares on the Company’s behalf under predetermined conditions.

There is no guarantee as to the exact number or value of shares, if any, that will be repurchased by the Company, and the Company may discontinue repurchases at any time that management determines additional repurchases are not warranted. The timing and amount of share repurchases under the stock repurchase program will depend on a number of factors, including the Company’s stock price performance, ongoing capital planning considerations, general market conditions and applicable legal requirements.

About First Business Financial Services, Inc.
First Business Financial Services, Inc. (Nasdaq: FBIZ) is the parent company of First Business Bank. First Business Bank specializes in business banking, including commercial banking and specialty finance, private wealth, and bank consulting services, and through its refined focus delivers unmatched expertise, accessibility, and responsiveness.

Specialty finance solutions are delivered through First Business Bank’s wholly owned subsidiary First Business Specialty Finance, LLC. For additional information, visit firstbusiness.bank.

This press release includes “forward-looking” statements related to First Business Financial Services, Inc. that can generally be identified as describing the Company’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect the Company’s future results, please see the Company’s 2019 annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission.

### End of Release ###